Exhibit 99.1

Press Release

For Immediate Release

Contact:	David Morris
President and Chief Executive Officer
(714) 670-2488

RBB Bancorp Receives NASDAQ Notice on Late Filing of its Form 10-K

LOS ANGELES—/Businesswire/—April 7, 2023 -- RBB Bancorp (NASDAQ: RBB) (the "Company"), the bank holding company for Royal Business Bank (the "Bank") and RBB Asset Management Company, announced today that it has received a notice (the "Notice") from The NASDAQ Stock Market ("Nasdaq") on April 3, 2023 notifying the Company that, because its Annual Report on Form 10-K for the year ended December 31, 2022 (the "Form 10-K") has not been filed with the Securities and Exchange Commission by the required due date of March 31, 2023, the Company is not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1).The Notice received from Nasdaq has no immediate effect on the listing or trading of the Company's shares on the Nasdaq Global Select Market, although there can be no assurances that further delays in the filing of the Form 10-K will not have an impact on the listing or trading of the Company's common stock.

The Company was unable to file the Form 10-K, without unreasonable effort and expense, as the Company needed more time to complete the Sarbanes-Oxley Act ("SOX") control procedures, review of the annual financial statements and the Form 10-K. The Company filed the Form 10-K on April 7, 2023.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Corporate Overview

RBB Bancorp is a community-based financial holding company headquartered in Los Angeles, California. As of December 31, 2022, the Company had total assets of $3.9 billion. Its wholly-owned subsidiary, the Bank is a full service commercial bank, which provides business banking services to the Chinese-American communities in Los Angeles County, Orange County, and Ventura County in California, in Las Vegas, Nevada, in Brooklyn, Queens, and Manhattan in New York, in Edison, New Jersey, in the Chicago neighborhoods of Chinatown and Bridgeport, Illinois, and on Oahu, Hawaii. Bank services include remote deposit, E-banking, mobile banking, commercial and investor real estate loans, business loans and lines of credit, commercial and industrial loans, SBA 7A and 504 loans, 1-4 single family residential loans, automobile lending, trade finance, a full range of depository account products and wealth management services. The Bank has nine branches in Los Angeles County, two branches in Ventura County, one branch in Orange County, California, one branch in Las Vegas, Nevada, three branches and one loan operation center in Brooklyn, three branches in Queens, one branch in Manhattan in New York, one branch in Edison, New Jersey, two branches in Chicago, Illinois, and one branch in Honolulu, Hawaii. The Company's administrative and lending center is located at 1055 Wilshire Blvd., Los Angeles, California 90017, and its finance and operations center is located at 7025 Orangethorpe Ave., Buena Park, California 90621. The Company's website address is www.royalbusinessbankusa.com.

Safe Harbor

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021  and Amendment No. 1 thereto and other documents the Company files from time to time with the Securities and Exchange Commission.